UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2011
Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-147019	73-1733867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Sutter Street, 22nd Floor San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2011, Prosper Marketplace, Inc. (“Prosper”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain new investors (the “Share Purchasers”), pursuant to which, Prosper issued and sold to such Share Purchasers 8,996,739 shares of the Company’s Series F Preferred Stock (the “Shares”) for an aggregate purchase price of $9.0 million.  The Share Purchasers included certain investment funds that are affiliated with IDG Capital Partners and Accel Partners. James W. Breyer, who is a member of Prosper’s Board of Directors, is a partner of Accel Partners.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated by reference.  The Shares were sold in reliance on Section 4(2) of the Securities Act of 1933, which exempts from registration sales by an issuer not involving any public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

           The information set forth in Item 1.01 is hereby incorporated by reference.  In connection with entering into the Purchase Agreement, Jeffrey Jacobs was elected to serve on Prosper’s Board of Directors as of November 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: November 7, 2011	By:	/s/ Kirk T. Inglis
Kirk T. Inglis
Chief Financial Officer and Chief Operating Officer